Exhibit 5.2

Appleby Spurling & Kempe
Barristers & Attorneys
Your Ref:
Cedar House, 41 Cedar Avenue, Hamilton HM 12 Bermuda
Mail: PO Box HM 1179, Hamilton HM EX, Bermuda	Our Ref:
Telephone: 441 295 2244	SSJ/sma/1052.192
Fax: 441 292 8666/441 295 5328	Direct Telephone: +441 298-3531
e-mail: askcorp@ask.bm	Direct Fax: +441 298-3436
Website: www.ask.bm	Direct E-mail: ssjames@ask.bm

Stephen S James

Counsel to the Firm

5 May 2003

Carter Ledyard & Milburn LLP

2 Wall Street

New York,

NY 10005-2072

Dear Sirs

Sea Containers Ltd — 12½% Senior Notes due 2009

Registration Statement on Form S-4

We have acted as Bermuda counsel to Sea Containers Ltd., a Bermuda company (the “Company”), in connection with its offer to exchange up to $98,883,000 aggregate principal amount of its 12½% Senior Notes due 2009 (the “New Notes”) for up to $98,883,000 aggregate principal amount of the Company’s outstanding 12½% Senior Subordinated Debentures due 2004  (collectively, the “Debentures”) (the “Exchange Offer”).  The New Notes will be offered pursuant to a Registration Statement on Form S-4 under the United States Securities Act of 1993, as amended, Registration No. 333-103999 (the “Registration Statement”).

It is proposed that the New Notes will be issued pursuant to the terms of an Indenture between the Company, as issuer, and The Bank of New York, as trustee (the “Indenture”) as more particularly described in the Schedule, which is being filed as Exhibit 4.2 to the Registration Statement.

For the purposes of this opinion we have examined and relied upon the documents listed and in some cases defined, in the Schedule (the “Documents”).

Assumptions

In stating our opinion we have assumed:

(a)                                  the authenticity, accuracy and completeness of all Documents submitted to us, and such other documents examined by us, as originals and the conformity to authentic original Documents of all Documents submitted to us, and such other documents examined by us, as certified, conformed, notarised or photostatic copies;

(b)                                 that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)                                  the genuineness of all signatures on the Documents;

(d)                                 the authority, capacity and power of each of the persons signing the Documents (other than on behalf of the Company);

(e)                                  that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete; and

(f)                                    that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, accurately record the resolutions passed by the Board of Directors at a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Indenture or to approve the issuance of the New Notes, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

Opinions

Based on the foregoing and subject to the reservations set forth below we are of the opinion that:

(1)                                The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda.  The Company is in good standing under the laws of Bermuda.

(2)                                The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Indenture and New Notes.

(3)                                  The execution, delivery and performance by the Company of the Indenture and New Notes have been duly authorised by all necessary corporate action on the part of the Company.

(4)                                  No consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of the Indenture and New Notes or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company, of the Indenture and New Notes except the permission of the Bermuda Monetary Authority to the issue of the New Notes which has been obtained.

(5)                                  The execution, delivery and performance by the Company of the Indenture and New Notes and the transactions contemplated thereby do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Constitutional Documents.

Reservations

We have the following reservations:

(a)                                  We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b)                                 In order to issue this opinion we have carried out the Searches as are referred to in the Schedule of this opinion, the results of which are not conclusive and have not enquired as to whether there has been any change since the date and time that the Searches were completed.

(c)                                  For the purposes of this opinion we have relied upon statements and representations concerning the nature of the business conducted by the Company made to us in the Certificate provided by an authorised officer of the Company attached to this opinion as Annex A.  We have made no independent verification of the matters referred to in the Certificate, and we qualify such opinion to the extent that the statements or representations made in the Certificate are not accurate in any respect.

Disclosure

This opinion is addressed to you in connection with the Exchange Offer and the issue of the New Notes and is not to be relied on for any other purpose without our prior written consent, except as may be required by law or regulatory authority.

We hereby consent to the references to our firm under the captions “Risk Factors,” “Description of the Senior Notes - Payment of Additional Amounts,” and “Legal Matters” in the prospectus constituting Part I of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations thereunder.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law.  It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

John D. Campbell, a Senior Counsel of Appleby Spurling & Kempe, is a Director and Vice-President of the Company.

Yours faithfully

/s/ APPLEBY SPURLING & KEMPE

SCHEDULE

1.                                       The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda as revealed by a search in respect of the Company completed on 21 March 2003 (the “Company Search”).

2.                                       The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda as revealed by a search in respect of the Company completed on 21 March2003 (the “Litigation Search”).

(The Company Search and the Litigation Search are together referred to as the “Searches”).

3.                                       Certified copies of the following documents of the Company:

(a)                                  The Sea Containers Ltd., Company Act Number 2 1989
The Sea Containers Ltd., Amendment Act 1983
The Sea Containers Atlantic Ltd., Company Act 1978;

(b)                                 Memorandum of Association as altered (6 April 1990); and

(c)                                  Bye-Laws of the Company as amended and restated on 11 July 1990 and further amended on 22 April 1992 (effective 23 June 1992) and further amended and restated by the shareholders on 6 June 2001.

(collectively referred to as the “Constitutional Documents”).

4.                                       A draft copy of an Indenture with respect to 12½% Senior Notes due 2009 between the Company and The Bank of New York as trustee in the form filed as an exhibit to the Registration Statement (the “Indenture”).

5.                                       A draft of the Registration Statement with respect to the Exchange Offer (including the prospectus issued by the Company constituting Part I of the Registration Statement) (the “Registration Statement”).

6.                                       Copy of the permission dated 29 November 2002 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations in relation to the issue and subsequent free transferability of the securities of the Company. (the “BMA Consent”)

7.                                       A copy of the resolutions passed by the Board of Directors of the Company at a meeting of the Board of Directors of the Company held on 10 February 2003 (the “Resolutions”).

8.                                       A Certificate of Compliance in respect of the Company issued by the Registrar of Companies in Bermuda on the 21 March 2003.

9.                                       A certified copy of the “Tax Assurance”, dated 2 June 1987, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

10.                                 A certified copy of the “Foreign Exchange Letter”, dated 5 June 1974 issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

11.                                 An Officers Certificate (the “Certificate”) dated [DATE] and signed by Edwin S. Hetherington the Secretary of the Company.

Annex A

OFFICER’S CERTIFICATE

Sea Containers Ltd.
(the “Company”)

I, Edwin S. Hetherington, Secretary of the Company, an exempted company incorporated and existing under the laws of the Islands of Bermuda, DO HEREBY CERTIFY on behalf of the Company that the Company is not carrying on investment business in or from within Bermuda under the provisions of the Investment Business Act 1998 as amended from time to time.

IN WITNESS WHEREOF I have hereunto set my signature this 2nd day of May, 2003.

/s/Edwin S. Hetherington
Secretary
Sea Containers Ltd.